UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 9, 2019, David Fishbein will no longer serve as the Executive Vice President and Chief Marketing Officer of Huttig Building Products, Inc. (the “Company”).

In accordance with the terms of Mr. Fishbein’s Amended and Restated Executive Agreement dated March 5, 2018 and additional consideration, the Company agreed to pay Mr. Fishbein a severance payment equal to $541,500 and an amount equal to 12 months of COBRA premium payments for medical, dental and vision benefits consistent with Mr. Fishbein’s actual coverage (collectively, the “Termination Benefits”), subject to covenants of confidentiality of the Company’s information, a one year covenant not to compete and not to solicit the Company’s customers, vendors or employees and the execution of a release agreement (the “Separation Agreement”). Mr. Fishbein received an initial equity grant of 58,480 time-vested shares of Company restricted stock (the “Restricted Shares”), scheduled to vest on November 14, 2021; provided that if Mr. Fishbein was terminated without cause prior to such date then the Restricted Shares would become fully vested on the date of his termination. Accordingly, the Restricted Shares became fully vested effective December 9, 2019 upon Mr. Fishbein’s termination.

Mr. Fishbein and the Company entered into the Separation Agreement effective as of December 9, 2019. Pursuant to the Separation Agreement, among other things, the Company agreed to provide the Termination Benefits and Mr. Fishbein agreed to release the Company of all claims. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement itself, a copy of which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: December 11, 2019	/s/ Philip Keipp
Philip Keipp
Vice President and Chief Financial Officer